Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications Lee Garvin Flanagin +650-567-5180 flanagin@mips.com

MIPS TECHNOLOGIES REPORTS FOURTH QUARTER AND
FISCAL 2004 FINANCIAL RESULTS
Fifth Consecutive Quarterly Revenue Growth

MOUNTAIN VIEW, Calif., July 22, 2004 — MIPS Technologies, Inc. (Nasdaq: MIPS), today reported financial results for its fourth quarter and fiscal year ended June 30, 2004. Revenue for the fourth quarter of fiscal 2004 grew 45 percent compared to the same period a year ago and 13 percent sequentially.

Total revenue for the fourth quarter of fiscal 2004 was $14.2 million compared to $9.8 million for the same quarter a year ago. Royalties were $6.5 million, an increase of 76 percent compared to $3.7 million in the same quarter a year ago. Contract revenue was $7.7 million, an increase of 26 percent compared to $6.1 million in the same quarter a year ago. Net income for the fourth quarter of fiscal 2004 was $2.6 million compared to a net loss of $6.7 million for the same quarter a year ago. Net income per diluted share for the fourth quarter of fiscal 2004 was $0.06 compared to a net loss per share of $0.17 for the same quarter a year ago.

Total revenue for fiscal year 2004 was $47.9 million, an increase of 22 percent compared to $39.1 million in fiscal 2003. Royalties were $23.4 million, an increase of 49 percent compared to $15.7 million in fiscal 2003. Contract revenue was $24.4 million, an increase of 4 percent compared to $23.4 million in 2003. Net loss for fiscal 2004 was $1.5 million compared to a net loss of $28.9 million in fiscal 2003. Fiscal 2004 net loss per share was $0.04 compared to a net loss per share of $0.73 in fiscal 2003.

“The achievement of our fifth consecutive quarter of revenue growth resulted from increases in both royalties and contract revenue,” said Casey Eichler, chief financial officer at MIPS Technologies. “In particular, we are encouraged that royalties from our post IPO agreements contributed more than half our royalty revenue in the quarter. Furthermore, our three consecutive quarters of profitability has boosted our cash position to over $90 million.”

“The dramatic improvements in our financials, our product base, and our licensing to customers in key markets such as digital TV, broadband communications products, and DVD recorders were hallmarks of our recently completed fiscal year,” said John Bourgoin, president and CEO of MIPS Technologies. “Our newly introduced 24K core family experienced the fastest rate of licensing of any new product in MIPS Technologies’ history. We expanded our product offering through optimized software solutions in audio and tools. We believe we made significant progress in the Greater China region, a key area for future growth in embedded consumer markets. MIPS is well positioned for future growth.”

MIPS Technologies invites you to listen to management’s discussion of Q4 and fiscal 2004 results and guidance for Q1 fiscal 2005 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2634. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 337987. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

FY 2004 Highlights: During the recent fiscal year, MIPS Technologies and its customers and partners solidified the leadership position of the industry-standard MIPS(R) architecture in key high-growth markets. Below is a partial listing of key design wins and new MIPS-Based(TM) silicon from a variety of licensees, which were announced during the past twelve months. Close to 200 MIPS-Based announcements from fiscal year 2004 can be viewed by visiting our website at www.mips.com.

Atheros Licenses Highest Performing 32-Bit Cores from MIPS Technologies

ATI and SAMSUNG Electronics to Cooperate on Next-Generation Digital Television Products

ATI’s MIPS-Based XILLEON Used by Sony Consumer Electronics, Epson and Scientific-Atlanta

Broadcom's IP Phone Chips Influence the Accelerated Adoption of Enterprise VoIP in Japan; NEC-i, Hitachi and Iwatsu are Shipping in Volume Enterprise IP Phones

Broadcom's MIPS-Based Broadband Processor Selected for more than 100 Designs Across Networking, Wireless Infrastructure, Security and Storage Markets

CES Show Continues as Platform for MIPS-Based Product Announcements

Holiday Wish Lists Topped with MIPS-Based Gifts

Innova Card Adopts Industry’s Most Secure Licensable Technology from MIPS Technologies for Secure PaymentApplications

LSI Logic Licenses Highest Performance MIPS32 24K(TM)Processor Core Family from MIPS Technologies

Metalink Ships a Record of Over 200,000 VDSL Ports to South Korea During the Second Quarter of 2004

MIPS Technologies CEO Addresses “The Killer User Experience” Phenomenon in Consumer Devices

MIPS Architecture Driving High-Growth Digital Still and Digital Video Camera Markets

MIPS Architecture Leading the HDTV Revolution

MIPS Technologies Introduces the MIPS(TM)Consumer Audio Platform, the Industry’s Most Comprehensive Audio Solution

MIPS Technologies Boosts System Performance through New Multithreading Extensions to MIPS Architecture

MIPS Architecture Expands Set-Top Box Market Leadership into Fast-Growing Satellite Segment

MIPS Architecture Extends into Automotive Telematics Sector with Strategic Partnership Between DENSO and Toshiba

MIPS32(R) Processor Architecture Adopted by Sony

MIPS Technologies Announces Highest Performing 32-Bit Core Family in the Embedded Industry

PhatNoise Selects PMC-Sierra’s MIPS-Based Microprocessor to Power Next-Generation Car Entertainment System

PMC-Sierra's MIPS-Based Processor Powers New Color Printer Series from HP

Realtek Standardizes Upon the MIPS Architecture for High Performance SOCs Targeting the Broadband Market

SRS TruSurround XT Chosen by MIPS Technologies as Standard Virtual Surround Sound Technology

Toshiba’s MIPS-Based TMPR4926 Microprocessor Selected by Coventive Technologies to Enable New Gemini Set-Top Box

Toshiba’s TMPR4926 MIPS-Based Microprocessor Selected by Macsense to Enable New HomePod Wireless Stereo

Zoran Corporation Takes Additional Licenses for Industry-Standard MIPS Cores

Zoran's MIPS-Based Generation9 HDTV Processor Solutions in Volume Production with Sony, Funai, JVC, Pioneer

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding growth in its markets. Actual events or results may differ materially. Many factors could cause the actual results to differ materially from those contained in such forward-looking statements, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. With respect to MIPS Technologies, we refer you to the documents filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent Forms 10-Q and 8-K.

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MIPS, MIPS32, 24K, 24Kc and MIPS-Based are trademarks or registered trademarks of MIPS Technologies, Inc. in the United States and other countries. All other trademarks referred to herein are the property of their respective owners

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Royalties	$6,485	$3,691	$23,439	$15,693
Contract Revenue	7,702	6,102	24,446	23,397

Total revenue	14,187	9,793	47,885	39,090
Costs and expenses:
Cost of contract revenue	--	--	--	250
Research and development	5,230	7,613	23,962	32,863
Sales and marketing	3,525	3,253	11,878	13,759
General and administrative	2,459	2,341	8,486	8,508
Acquired in process research and development	--	--	--	394
Restructuring	--	2,665	3,233	10,282

Total costs and expenses	11,214	15,872	47,559	66,056

Operating income (loss)	2,973	(6,079)	326	(26,966)
Other income (expense), net	93	315	591	303

Income (loss) before income taxes	3,066	(5,764)	917	(26,663)
Provision for income taxes	498	945	2,448	2,244

Net income (loss)	$2,568	$(6,709)	$(1,531)	$(28,907)

Net income (loss) per basic share	$0.06	$(0.17)	$(0.04)	$(0.73)

Net income (loss) per diluted share	$0.06	$(0.17)	$(0.04)	$(0.73)

Common shares outstanding-basic	40,634	39,866	40,434	39,505

Common shares outstanding-diluted	43,562	39,866	40,434	39,505

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2004	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$78,335	$83,839
Short-term investments	15,041	--
Accounts receivable, net	2,488	4,762
Prepaid expenses and other current assets	3,159	3,648

Total current assets	99,023	92,249
Equipment and furniture, net	3,578	4,202
Other assets	6,102	8,898

	$108,703	$105,349

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,255	$504
Accrued liabilities	12,344	10,977
Deferred revenue	3,407	2,592

Total current liabilities	17,006	14,073
Long-term liabilities	2,038	1,900
Stockholders' equity	89,659	89,376

	$108,703	$105,349